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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-16957 and 333-33149 of On Command Corporation on Form S-8 of our report dated March 3, 2000, appearing in the Annual Report on Form 10-K of On Command Corporation for the year ended December 31, 1999.


DELOITTE & TOUCHE LLP

San Jose, California
March 24, 2000